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                            PARTICIPATION AGREEMENT

                                 By and Among

                          WELLS FARGO VARIABLE TRUST

                                      And

                  RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK

                                      And

                        RIVERSOURCE DISTRIBUTORS, INC.

                                      And

                      WELLS FARGO FUNDS DISTRIBUTOR, LLC

     THIS PARTICIPATION AGREEMENT (the "Agreement") supersedes and replaces the Amended and Restated Participation Agreement made as of October 31, 2005 (the "Prior Agreement") by and among IDS Life Insurance Company of New York, Wells Fargo Variable Trust, Wells Fargo Funds Distributor, LLC and Ameriprise Financial Services, Inc. The Prior Agreement is hereby amended and restated in its entirety to replace Ameriprise Financial Services, Inc. as the Insurance Underwriter, to reflect the renaming of IDS Life Insurance Company of New York to RiverSource Life Insurance Co. of New York and to reflect certain other changes the parties wish to make to the terms of the Prior Agreement.

     This Agreement, made and entered into as of this 1st day of January 2007, by and among RiverSource Life Insurance Co. of New York, a New York corporation (the "Company"), on its own behalf and on behalf of each separate account of the Company named in Exhibit A to this Agreement, as may be amended from time to time (each separate account, a "Separate Account"),

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and RiverSource Distributors, Inc. (the "Insurance Underwriter"), a
broker-dealer affiliated with the Company and Wells Fargo Variable Trust, an open-end diversified management investment company and a statutory trust organized under the laws of the State of Delaware (the "Trust"), and Wells Fargo Funds Distributor, LLC, a Delaware limited liability company (the "Distributor").

     WHEREAS, the Trust engages in business as an open-end diversified, management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially similar to this Agreement ("Participating Insurance Companies"); and

     WHEREAS, beneficial interests in the Trust are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each, a "Fund"); and

     WHEREAS, an order from the U.S. Securities and Exchange Commission (the "SEC" or "Commission"), dated September 28, 1998 (File No. 812-11158), grants Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act" ) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans ("Mixed and Shared Funding Order"); and


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     WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Company has registered or will register certain variable annuity and variable life insurance contracts under the 1933 Act and named in Exhibit A to this Agreement, as it may be amended from time to time (the "Contracts"); and

     WHEREAS, the Separate Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company under the insurance laws of the State of New York, to set aside and invest assets attributable to the Contracts; and

     WHEREAS, the Company has registered the Separate Accounts as unit investment trusts under the 1940 Act; and

     WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds named in Exhibit B on behalf of the Separate Accounts to fund the Contracts, and the Distributor is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value; and

     WHEREAS, the Insurance Underwriter serves as the principal underwriter of one or more classes of variable annuity contracts and/or variable life insurance policies issued by affiliated insurers of the Company and is party to this Agreement for the sole purpose of receiving payments from the Distributor pursuant to Rule 12b-1 under the Investment Company Act of 1940;


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     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, the Insurance Underwriter and the Distributor agree as follows:

                        ARTICLE 1. SALE OF TRUST SHARES
                                   --------------------

     1.1 The Distributor agrees to sell to the Company those shares of the Trust which the Company orders on behalf of the Separate Accounts, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Separate Account and receipt by such designee shall constitute receipt by the Trust; provided that the Company shall use its best efforts to provide notice to the Trust of such order by 9:30 a.m. Eastern Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the relevant Fund calculates its net asset value.

     1.2 The Trust agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Trust (hereinafter the "Trustees") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund, if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Fund.


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     1.3 The Trust and the Distributor agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts, and to qualified pension and retirement plans. No shares of the Trust will be sold to the general public.

     1.4 The Trust and the Distributor will not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles 1, 3, 5, 7, and Section 2.8 of
Article 2 of this Agreement are in effect to govern such sales.

     1.5 The Trust will not accept a purchase order from a qualified pension or retirement plan if such purchase would make the plan shareholder an owner of 10 percent or more of the assets of a Fund unless such plan executes an agreement with the Trust governing participation in such Fund that includes the conditions set forth herein to the extent applicable. A qualified pension or retirement plan will execute an application containing an acknowledgment of this condition at the time of its initial purchase of shares of any Fund.

     1.6 The Trust agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Trust held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its designee of the request for redemption. For purposes of this Section 1.6, the Company shall be the designee of the Trust for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Trust; provided that the Company shall use its best efforts to provide notice to the Trust of request for redemption by 9:30 a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time.

     1.7 Each purchase, redemption, and exchange order placed by the Company shall be placed separately for each Fund and shall not be netted with respect to any Fund. However, with


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respect to payment of the purchase price by the Company, the Company shall net purchase orders with respect to each Fund and shall transmit one net payment for all Funds in accordance with Section 1.8; and with respect to payment of redemption proceeds by the Trust, the Trust shall net redemption orders with respect to each Fund and shall transmit one net payment for all Funds in accordance with Section 1.8.

     1.8 The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the variable life insurance contracts with the form number(s) which are listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts") shall be invested in the Funds, in such other Funds managed by Wells Fargo Bank as may be mutually agreed to in writing by the parties hereto, in the Company's Guarantee Period Accounts or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Trust if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Funds of the Trust which are actually used by the Company to fund the Contracts; or (b) the Company gives the Fund and the Distributor 30 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and the Distributor prior to their signing this Agreement (a list of such funds appearing on Schedule C to this Agreement); or
(d) the Fund or the Distributor consents to the use of such other investment company.


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     1.9 In the event of net purchases, the Company shall initiate the wire transfer for payment of shares by 2:00 p.m. Eastern Time on the next Business Day after an order to purchase the Shares is deemed to be received in accordance with the provisions of Section 1.1 hereof. In the event of net redemptions, the Trust shall pay the redemption proceeds in accordance with the terms of the then-current prospectus for the Trust. Absent extraordinary circumstances specified in Section 22(e) of the 1940 Act, the Trust shall make such payment within five (5) calendar days after the date the redemption order is placed in order to enable the Company to pay redemption proceeds within the time period specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law. All such payments shall be in federal funds transmitted by wire. For purposes of Section 2.4 and Section 2.11, upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

     1.10 Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Trust shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

     1.11 The Trust shall furnish same-day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends, or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Fund shares in the form of additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.


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     1.12 The Trust shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 5:30 p.m. Central Time. The Trust shall notify the Company as soon as possible if it is determined that the net asset value per share will be available after 6:00 p.m. Central Time on any business day, and the Trust and the Company will mutually agree upon a final deadline for timely receipt of the net asset value on such business day. Any material errors in the calculation of net asset value, dividends or capital gain information shall be reported immediately upon discovery to the Company. The Trust or its agent will promptly correct any such errors and promptly recalculate transactions made under this Agreement using the correct net asset value, dividends or capital gains consistent with the Trust's then current net asset value error correction policy (including the policy's definition of the term "material"). To the extent that recalculation of one or more transactions does not make the Company's account with a Fund "whole," the Distributor shall make such account "whole." The Distributor shall not be responsible for payment of any costs of reprocessing transactions in units issued by a Separate Account (or a sub-account of a Separate Account) under the Contracts arising out of an error in the calculation of a Fund's net asset value, dividends or capital gains distributions if such error is discovered and corrected within five business days.

     1.13 (a) The Company acknowledges the Trust has adopted policies designed to prevent frequent purchases and redemptions of any Fund shares in quantities great enough to disrupt orderly management of the corresponding Fund's investment portfolio ("Disruptive Trading Policies"). These policies are disclosed in the Trust's prospectus. From time to time, the Trust and the Distributor implement procedures reasonably designed to enforce the Trust's


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disruptive trading policies and shall provide a written description of such procedures (and revisions thereto) to the Company. Such procedures may include the imposition of redemption fees. The Trust and Distributor agree to give Company prompt written notice of material changes to the Trust's disruptive trading policies and procedures (and revisions thereto).

     (b) The Trust and the Distributor acknowledge that the Company, on behalf of its Separate Account(s), has adopted policies and procedures reasonably designed to detect and deter frequent transfers of Contract value among the subaccounts of the Separate Account(s) including those investing in Fund Shares which are available as investment options under the Contracts. These policies and procedures are described in the current prospectuses of the Separate Account(s) through which the Contracts are offered. Company shall provide a written description of any revisions of such policies and procedures to the Trust in accordance with Section 4.8 of this Agreement.

     (c) The Company will cooperate with the Trust and the Distributor's reasonable requests in taking steps to deter and detect such transfers by any Contractholder. Subject to applicable law and the terms of each Contract, the Company will provide promptly upon request by the Trust, directly or through its designee, the following information:

               o the Taxpayer Identification Number, International Taxpayer Identification Number or other government issued identifier (collectively "TIN") of all Contractholders that purchased, redeemed, transferred, or exchanged Trust shares held under a Contract; and

               o the amount and dates of such Contractholders' purchases, redemptions, transfers and exchanges in subaccounts available under the Contract which invest in Trust shares.


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Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. The
Trust may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with the Trust's Disruptive Trading Policies.

     The Company agrees to transmit the requested information that is on its books and records to the Trust or its designee promptly, but in any event, not later than five (5) business days after receipt of a request. If the requested information is not on the Company's books and records, the Company agrees to use reasonable efforts to: (i) promptly obtain and transmit the requested information; (ii) obtain assurances from the Contractholder that the requested information will be provided directly to the Trust promptly; or (iii) if directed by the Trust, block further purchases of Trust shares by such Contractholder. In such instance, Company agrees to inform the Trust whether it plans to perform (i), (ii) or (iii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Trust should be consistent with the NSCC Standardized Data Reporting Format.

     The Trust agrees that all information received from the Company under this Section 1.13 is subject to the confidentiality standards set forth in
Section 12.2 of this Agreement.

     Company agrees to execute written instructions from the Trust to restrict or prohibit further purchases or exchanges of subaccounts available under the Contract which invest in shares of the Trust by a Contractholder that has been identified by the Trust as having engaged in transactions in the Trust's shares (directly or indirectly through the Company's separate Account) that violate the Trust's Disruptive Trading Policies.


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     Instructions must include the TIN and the specific restriction(s) to be executed. If the TIN is not known, the Trust or its designee will contact the Company and the Company will again provide the Trust with the TIN.

     Company agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Company.

     Company must provide written confirmation to the Trust that instructions have been executed. Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

     When the Trust or its designee has given the Company a written instruction pursuant to this Section 1.13 to restrict or prohibit further purchases by a Contractholder of the Trust's shares, the Trust or its designee may request and the Company will provide the Trust or its designee with the name or other identifier of any investment professional who is listed on the Company's records as the agent of record for the restricted Contract if the investment professional is employed by a broker dealer affiliate of the Company. If the restricted Contract was sold by a broker dealer unaffiliated with the Company, the Company will provide the Trust or its designee with the name of the selling broker dealer firm.

     The parties shall negotiate in good faith such additional terms and conditions regarding implementation of the foregoing obligations of the parties under Rule 22c-2 as any party may wish to address.

     1.14 The Company and the Insurance Underwriter shall comply with all applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT Act), and if required by such laws or regulations, to share with the Trust


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and the Distributor information about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT Act.

     The Trust and the Distributor shall comply with all applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT Act), and if required by such laws or regulations, to share with the Company and Insurance Underwriter information about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT Act.

                   ARTICLE 2. REPRESENTATIONS AND WARRANTIES
                              ------------------------------

     2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, unless exempt therefrom, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it has or shall have legally and validly established each Separate Account as a segregated asset account under applicable state law and has or shall have registered each Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act, unless exempt therefrom, to serve as segregated investment accounts for the Contracts; and (iii) it will maintain such registration, if required, for so long as any Contracts are outstanding. The Company shall amend any registration statement under the 1933 Act for the Contracts and any registration statement under the 1940 Act for the Separate Accounts from time


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to time as required in order to effect the continuous offering of the
Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if, and to the extent, deemed necessary by the Company.

     2.2 Subject to Article 6 hereof, the Company represents that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code and that it will make every effort to maintain such treatment and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.3 The Company represents that any prospectuses offering life insurance Contracts that could become "modified endowment contracts," as that term is defined in Section 7702A of the Internal Revenue Code describe "modified endowment contracts" and the Company will notify a Contract owner if his or her Contract is or will become a modified endowment contract (or policy).

     2.4 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The Company agrees that any amounts received under such bond in connection with claims that derive from arrangements described in this Agreement will be held by the Company for the benefit of the Trust. The Company agrees to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Distributor


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in the event that such coverage no longer applies. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

     2.5 The Trust represents and warrants that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law, and that the Trust is and shall remain registered under the 1940 Act for as long as the Trust shares are sold. The Trust shall amend the registration statement for its shares under the 1933 and the 1940 Acts from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if, and to the extent, deemed advisable by the Trust or the Distributor.

     2.6 The Trust represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to qualify or that it might not so qualify in the future.

     2.7 The Trust makes no representations as to whether any aspect of its operations, including but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states, except that the Trust represents that it is and shall at all times remain in compliance with the laws of the state of Delaware to the extent required to perform this Agreement. The Trust agrees that it will furnish the information required by state insurance laws so that the Company can obtain the authority needed to issue the Contracts in the various states.


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     2.8 The Trust currently intends for one or more classes of shares (each, a "Class") to make payments to finance its distribution expenses, including service fees, pursuant to a plan ("Plan") adopted under Rule 12b-1 under the 1940 Act ("Rule 12b-1"), although it may determine to discontinue such practice in the future. To the extent that any Class of a Fund finances its distribution expenses pursuant to a Plan adopted under Rule 12b-1, the Trust undertakes to comply with any then current SEC interpretations concerning Rule 12b-1 or any successor provisions.

     2.9 The Trust represents that it is lawfully organized and validly existing under the laws of Delaware and that it does and will comply with applicable provisions of the 1940 Act.

     2.10 The Trust represents and warrants that all of its trustees, officers, employees and other individuals/entities having access to the funds and/or securities of the Trust are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

     2.11 The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Trust's shares in accordance with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act. The Distributor represents and warrants that the Trust's investment manager, Wells Fargo Funds Management, LLC, is registered as an investment adviser under all applicable federal and state


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securities laws and that the investment manager will perform its obligations to the Trust in accordance with any applicable state and federal securities laws.

             ARTICLE 3. PROSPECTUSES AND PROXY STATEMENTS; VOTING
                        -----------------------------------------

     3.1 The Distributor shall provide the Company, at the Company's expense, with as many copies of the Trust's current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Trust shall provide, at the Trust's expense, such documentation including a final copy of a current prospectus set in type, a computer disc or other medium agreed to by the parties and other assistance as is reasonably necessary in order for the Company to print the prospectus annually (or more frequently if the Trust's prospectus is amended more frequently), in which case the Trust shall reimburse the Company for the cost of printing and distributing such prospectus to existing Contract owners or participants. The Company shall bear the cost of printing and distributing such prospectus to prospective Contract owners or participants.

     3.2 The Trust's prospectus shall state that the statement of additional information for the Trust is available from the Distributor (or, in the Trust's discretion, the Prospectus shall state that such statement is available from the Trust).

     3.3 The Trust, at its expense, shall provide the Company with copies of its proxy material, if any, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require. If requested by the Company in lieu thereof, the Trust shall provide, at the Trust's expense, such documentation, including final copies of current reports to shareholders and other communications to shareholders set in type, or a computer disc or in another medium agreed to by the parties and other assistance as is reasonably necessary in order for the Company to print the reports to shareholders and other


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communications to shareholders, in which case the Trust shall reimburse the
Company for the cost of printing such materials. The Trust shall bear the cost of distributing proxy material, reports to shareholders and other communications to existing Contract owners or participants.

     3.4 The Trust hereby notifies the Company that it is appropriate to include in the prospectuses pursuant to which the Contracts are offered disclosure cross-referencing the discussion in the Trust's prospectus on the potential risks of mixed and shared funding.

     3.5 To the extent required by law the Company shall:

          (a) assist in the solicitation of voting instructions from Contract owners or participants;

          (b) vote the Trust shares held in each Separate Account in accordance with instructions received from Contract owners or participants; and

          (c) vote Trust shares held in each Separate Account for which no timely instructions have been received, in the same proportion as Trust shares of such Fund for which instructions have been received from the Company's Contract owners or participants;

for so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Trust calculates voting privileges in a manner consistent with other Participating Insurance Companies and as required by the Mixed and Shared Funding Order. The Trust will notify the Company of any changes of interpretation or amendment to the Mixed and Shared Funding Order.

     3.6 The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Trust will either provide for annual meetings (except to the extent that the Commission may interpret
Section 16 of the 1940 Act not to require such


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meetings) or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b) of the 1940 Act. Further, the Trust will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of Trustees and with whatever rules the Commission may promulgate with respect thereto.

                   ARTICLE 4. SALES MATERIAL AND INFORMATION
                              ------------------------------

     4.1 The Company shall furnish, or shall cause to be furnished, to the Trust or the Distributor, each piece of sales literature or other promotional material in which the Trust or the Trust's investment manager, sub-advisers or the Distributor is named, at least five business days prior to its use. No such material shall be used if the Trust or the Distributor reasonably objects in writing to such use within five business days after receipt of such material.

     4.2 The Company represents and agrees that sales literature for the Contracts prepared by the Company or its affiliates will be consistent with every law, rule, and regulation of any regulatory agency or self-regulatory agency that applies to the Contracts or to the sale of the Contracts, including, but not limited to, NASD Conduct Rule 2210 and IM-2210-2 thereunder.

     4.3 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Trust shares as such registration statement, prospectus or statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust, or by the Distributor or in published reports for the


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Trust which are in the public domain or approved by the Trust or the
Distributor for distribution, except with the permission of the Trust or the Distributor. The Trust and the Distributor agree to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, the Distributor, or any of their affiliates which is intended for use by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Trust, the Distributor, nor any of their affiliates shall be liable for any losses, damages, or expenses relating to the improper use of such broker only materials by agents of the Company or its affiliates who are unaffiliated with the Trust or the Distributor. The parties hereto agree that this Section 4.3 is not intended to designate or otherwise imply that the Company is an underwriter or distributor of the Trust's shares. Nothing in this Section 4.3 shall be construed as preventing the Company or its employees or agents from giving advice on investment in the Trust.

     4.4 The Trust or the Distributor shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, its Separate Account, or the Contracts are named, at least five business days prior to its use. No such material shall be used if the Company reasonably objects in writing to such use within five business days after receipt of such material.

     4.5 The Trust represents and agrees that sales literature for the Trust prepared by the Trust or its affiliates in connection with the sale of the Contracts will be consistent with every law, rule, and regulation of any regulatory agency or self regulatory agency that applies to the Trust or to the sale of Trust shares, including, but not limited to, NASD Conduct Rule 2210 and IM-2210-2 thereunder.

     4.6 The Trust and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as such registration statement, prospectus or statement of additional information may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company, or in published reports for the Separate Account or the Contracts which are in the public domain or approved by the Company for distribution, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis. The Trust and the Distributor shall mark information produced by or on behalf of the Trust "FOR BROKER USE ONLY" which is intended for use by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Company nor any of its affiliates shall be liable for any losses, damages, or expenses arising on account of the use by brokers of such information with third parties in the event that is not so marked.

     4.7 The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.8 The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Separate Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities. The Company shall promptly inform the Trust of the results of any examination by the SEC (or other regulatory authorities) that relates to the Trust, and the Company shall provide the Trust with a copy of relevant portions of any "deficiency letter" or other correspondence or written report regarding such examination.

     4.9 For purposes of this Article 4, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under NASD Conduct Rules, the 1940 Act or the 1933 Act.

     4.10 The Distributor shall be responsible for calculating the performance information for the Trust. The Company shall be responsible for calculating the performance information for the Contracts. The Trust and/or the Distributor agree to provide the Company with performance information for the Trust on a timely basis to enable the Company to calculate performance information for the Contracts in accordance with applicable state and federal law.

                          ARTICLE 5. FEES AND EXPENSES
                                     -----------------

     5.1 The Trust and Distributor shall pay no fee or other compensation to the Insurance Underwriter under this Agreement, except as provided on Schedule D.

     5.2 Each party, however, shall, in accordance with the allocation of expenses specified in this Agreement, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Separate Accounts.

     5.3 All expenses incident to performance by the Trust of this Agreement shall be paid by the Trust to the extent permitted by law. All Trust shares will be duly authorized for issuance and registered in accordance with applicable federal law and to the extent deemed advisable by the Trust, in accordance with applicable state law, prior to sale. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, Trust proxy materials and reports, printing proxy materials and annual reports for existing Contract owners, setting in type the Trust's prospectuses, the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Trust's shares, and any expenses permitted to be paid or assumed by the Trust pursuant to any Rule 12b-1 Plan under the 1940 Act duly adopted by the Trust. In the event that the Trust initiates (i) a reorganization of a Fund as defined by Section 2 of the 1940 Act, or (ii) a change in the name of a Fund or the Trust, the Trust shall reimburse the

Company for the Company's internal and out-of-pocket costs associated with the aforementioned actions. The Company agrees to use its best efforts to minimize any costs incurred under this Section and shall provide the Trust with acceptable documentation of any such costs incurred.

     5.4 The Company shall bear the expenses of printing and distributing the Trust prospectuses and shareholder reports. The Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Contracts' prospectuses and statements of additional information; and the cost of printing and distributing annual individual account statements for Contract owners as required by state insurance laws.

                           ARTICLE 6. DIVERSIFICATION
                                      ---------------

     6.1 The Trust will make every effort to at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust will comply with Section 817(h) of the Internal Revenue Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations or successors thereto.

                         ARTICLE 7. POTENTIAL CONFLICTS
                                    -------------------

     7.1 If and to the extent that the Trust engages in mixed and shared funding as contemplated by exemptive relief provided by the SEC and applicable to the Trust, this Article VII shall apply.

     7.2 The Board of Trustees of the Trust (the "Trust Board") will monitor the Trust for the existence of any material irreconcilable conflict among the interests of the Contract owners of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners, and trustees of qualified pension or retirement plans; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners; or (g) if applicable, a decision by a qualified pension or retirement plan to disregard the voting instructions of plan participants. The Trust Board shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof. A majority of the Trust Board shall consist of Trustees who are not "interested persons" of the Trust.

     7.3 The Company has reviewed a copy of the Mixed and Shared Funding Order, and in particular, has reviewed the conditions to the requested relief set forth therein. The Company agrees to assist the Trust Board in carrying out its responsibilities under the Mixed and Shared Funding Order, by providing the Trust Board with all information reasonably necessary for the Trust Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trust Board whenever Contract owner voting instructions are disregarded. The Trust Board shall record in its minutes or other appropriate records, all reports received by it and all action with regard to a conflict.

     7.4 If it is determined by a majority of the Trust Board, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the relevant Fund and reinvesting such assets in a different investment medium, including another Fund, or in the case of insurance company participants submitting the question as to whether such segregation should be implemented by a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity Contract owners or life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

     7.5 If the Company's disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the Separate Account's investment in the Trust and terminate this Agreement with respect to such Separate Account, and no charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination shall take place within six months after written notice is given that this provision is being implemented, subject to applicable law but in any event consistent with the terms of the Mixed and Shared Funding Order. Until such withdrawal and termination is implemented, the Distributor and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust. Such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of disinterested Trustees.

     7.6 If a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the Separate Account's investment in the Trust and terminate this Agreement with respect to such Separate Account within six months after the Trust informs the Company of a material irreconcilable conflict, subject to applicable law but in any event consistent with the terms of the Mixed and Shared Funding Order. Until such withdrawal and termination is implemented, the Distributor and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust. Such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of disinterested Trustees.

     7.7 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Trust Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict but in no event will the Trust or the Distributor be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict.

     7.8 The Trust Board's determination of the existence of a material irreconcilable conflict and its implication will be made known in writing to the Company.

     7.9 The Company shall at least annually submit to the Trust Board such reports, materials, or data as the Trust Board may reasonably request so that the Trustees may fully carry out the duties imposed upon the Trust Board by the Mixed and Shared Funding Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trust Board.

     7.10 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Order, the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                          ARTICLE 8. INDEMNIFICATION
                                     ---------------

     8.1 INDEMNIFICATION BY THE COMPANY
         ------------------------------

          (a) The Company agrees to indemnify and hold harmless the Trust, the Distributor, and each person, if any, who controls or is associated with the Trust or the Distributor within the meaning of such terms under the federal securities laws and each director, officer, employee, or agent of the foregoing (collectively, the "indemnified parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company), or litigation (including reasonable legal and other expenses), to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof or settlements:

               (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statements, prospectuses or statements of additional information for the Contracts or contained in the Contracts, or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement, prospectus or statement of additional information for the Contracts, or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

               (2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Trust registration statement, Trust prospectus, statement of additional information or sales literature or other promotional material of the Trust not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

               (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement, prospectus, statement of additional information, or sales literature or other promotional material of the Trust or any amendment thereof, or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company or persons under its control; or

               (4) arise as a result of any failure by the Company or persons under its control or subject to its authorization to provide the services and furnish the materials or to make any payments under the terms of this Agreement; or

               (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

except to the extent provided in Section 8.1(b). This indemnification shall be in addition to any liability which the Company may otherwise have.

          (b) No party shall be entitled to indemnification by the Company if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.

          (c) The indemnified parties will promptly notify the Company of the commencement of any litigation, proceedings, complaints or actions against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

     8.2 INDEMNIFICATION BY THE TRUST
         ----------------------------

          (a) The Trust agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and each director, officer, employee, or agent of the foregoing (collectively, the "indemnified parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust), or litigation (including reasonable legal and other expenses) to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:

               (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statements, prospectuses or statements of additional information for the Trust, or sales literature or other promotional material for the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company for use in the Trust's registration statement, prospectus or statement of additional information, or in the Trust's sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Trust shares; or

               (2) arise out of or as a result of statements or representations by or on behalf of the Trust (other than statements or representations contained in the Contract registration statement, Contract prospectus, statement of additional information or sales literature or other promotional material of the Contracts not supplied by the Trust or persons under its control) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Trust shares;

               (3) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including, but not limited to, a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article 6 of this Agreement); or

               (4) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; or

               (5) arise out of or result from any negligent act or omission of the Trust or its agents;

except to the extent provided in Section 8.2(b). This indemnification shall be in addition to any liability, which the Trust may otherwise have.

          (b) No party shall be entitled to indemnification by the Trust if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.

          (c) The indemnified parties will promptly notify the Trust of the commencement of any litigation, proceedings, complaints or actions against them in connection with the issuance or sale of the Contracts or the operation of each Separate Account.

     8.3. INDEMNIFICATION PROCEDURE
          -------------------------

     Any person obligated to provide indemnification under this Article 8 ("indemnifying party" for the purpose of this Section 8.3) shall not be liable under the indemnification provisions of this Article 8 with respect to any claim made against a party entitled to indemnification under this Article 8 ("indemnified party" for the purpose of this Section 8.3) unless such indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such indemnified party (or after such party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom such action is brought under the indemnification provision of this Article 8, except to the extent that the failure to notify results in the failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of failure to give such notice. In case any such action is brought against the indemnified party, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof. The indemnifying party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article 8. The indemnification provisions contained in this Article 8 shall survive any termination of this Agreement.

           ARTICLE 9. APPLICABLE LAW AND RELATIONSHIP OF THE PARTIES
                      ----------------------------------------------

     9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware without giving effect to conflicts of laws provisions thereof.

     9.2 This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations, and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Order) and the terms hereof shall be interpreted and construed in accordance therewith.

     9.3 RELATIONSHIP OF PARTIES. The Company is an independent contractor
         -----------------------
vis-a-vis the Trust, the Distributor, or any of their affiliates for all purposes hereunder and will have no authority to act for or represent any of them (except to the limited extent the Company acts as agent of the Trust pursuant to this Agreement). In addition, no officer or employee of the Company will be deemed to be an employee or agent of the Trust, Distributor, or any of their affiliates. The Company will not act as an "underwriter" or "distributor" of Trust shares, as those terms variously are used in the 1940 Act and the 1933 Act. Likewise, the Company is not a "transfer agent" of the Trust as that term is used in the 1934 Act. The Company agrees to cooperate with the Trust in the Trust's efforts to comply with Rule 38a-1, including, but not limited to:

          o adopting and implementing written compliance policies and procedures reasonably designed to prevent the Company from violating the federal securities laws (as defined in the Rule) in its provision of services to the Trust pursuant to this Agreement, and

          o providing access to the Chief Compliance Officer of the Separate Accounts who will confer as needed with the Chief Compliance Officer of the Trust regarding the written compliance policies and procedures of the Separate Accounts.

                            ARTICLE 10. TERMINATION
                                        -----------

     10.1 This Agreement shall terminate automatically in the event of its assignment, unless made with written consent of each party; or:

          (a) at the option of any party upon ninety (90) days' advance written notice to the other parties or, if later, upon receipt of any required exemptive relief to orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

          (b) at the option of the Company if shares of the Funds delineated in Exhibit B are not reasonably available to meet the requirements of the Contracts as determined by the Company; or

          (c) at the option of the Trust upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body, which would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

          (d) at the option of the Company upon institution of formal proceedings against the Trust or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, which would have a material adverse effect on the Distributor's or the Trust's ability to perform its obligations under this Agreement; or

          (e) at the option of the Trust or the Distributor by written notice to the Company, if the Company gives the Trust and the Distributor the written notice specified in Section 1.8(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(e) shall be effective sixty (60) days after the notice specified in
Section 1.8(b) was given; or

          (f) at the option of the Company or the Trust upon a determination by a majority of the Trust Board, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists among the interests of (i) all contract owners of variable insurance products of all separate accounts, or
(ii) the interests of the Participating Insurance Companies investing in the Trust as delineated in Article 7 of this Agreement; or

          (g) at the option of the Company if the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or

          (h) at the option of the Company if the Trust fails to meet the diversification requirements specified in Article 6 hereof or if the Company reasonably believes that the Trust will fail to meet such requirements; or

          (i) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

          (j) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Trust or the Distributor has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company or the Contracts (including the sale thereof); or

          (k) at the option of the Trust or the Distributor, if the Trust or the Distributor respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Trust or the Distributor; or

          (l) subject to the Trust's compliance with Article 6 hereof, at the option of the Trust in the event any of the Contracts are not issued or sold in accordance with applicable requirements of federal and/or state law.

     10.2 NOTICE REQUIREMENT
          ------------------

          (a) In the event that any termination of this Agreement is based upon the provisions of Article 7, such prior written notice shall be given in advance of the effective date of termination as required by such provisions.

          (b) In the event that any termination of this Agreement is based upon the provisions of Sections 10.1(b)-(d), 10.1(g)-(i) or 10.1(l) prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties.

          (c) In the event that any termination of this Agreement is based upon the provisions of Sections 10.1(j) or 10.1(k), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 30 days before the effective date of termination.

     10.3 It is understood and agreed that the right to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.

     10.4 EFFECT OF TERMINATION
          ---------------------

          (a) Notwithstanding any termination of this Agreement pursuant to
Section 10.1 of this Agreement and subject to Section 1.3 of this Agreement, the Company may require the Trust and the Distributor to continue to make available additional shares of the Trust for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under
Article 7 and the effect of such Article 7 terminations shall be governed by
Article 7 of this Agreement.

          (b) If shares of the Trust continue to be made available after termination of this Agreement pursuant to this Section 10.4, the provisions of this Agreement shall remain in effect except for Section 10.1(a) and thereafter the Trust, the Distributor, or the Company may terminate the Agreement, as so continued pursuant to this Section 10.4, upon written notice to the other party, such notice to be for a period that is reasonable under the circumstances but need not be for more than 90 days or, if later, upon receipt of any required exemptive relief to orders from the SEC.

     10.5 The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"). Upon request, the Company will promptly furnish to the Trust and the Distributor the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust and the Distributor) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving the Trust or the Distributor 90 days notice of its intention to do so.

                              ARTICLE 11. NOTICES
                                          -------

     Any notice shall be deemed duly given only if sent by hand, evidenced by written receipt or by certified mail, return receipt requested or by any other method agreed to by the parties, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given three business days after the date received or rejected by the addressee.

     If to the Company:                    RiverSource Life Insurance Co. of
                                           New York

                                           1765 Ameriprise Financial Center
                                           Minneapolis, MN 55474
                                           Attention: Vice President

     If to Insurance Underwriter:          RiverSource Distributors, Inc.
                                           50607 Ameriprise Financial Center
                                           Minneapolis, MN 55474
                                           Attention: Chief Counsel

     If to the Trust or the Distributor:   National Accounts
                                           Wells Fargo Advantage Funds
                                           525 Market Street, 12th Floor
                                           MAC A0103-123
                                           San Francisco, CA 94105

                           ARTICLE 12. MISCELLANEOUS
                                       -------------

     12.1 All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Trustees, officers, agents nor shareholders assume any personal liability for obligations entered into on behalf of the Trust.

     12.2 USE AND DISCLOSURE OF CONFIDENTIAL INFORMATION
          ----------------------------------------------

     Notwithstanding anything to the contrary contained in this Agreement, and in addition to and not in lieu of other provisions in this Agreement:

          (a) Confidential Information includes without limitation all information regarding the customers of the Company or the customers of any of the Company's subsidiaries, affiliates or licensees; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of customers of any of the foregoing information derived therefrom.

          (b) Neither the Trust nor the Distributor may use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Trust and/or the Distributor as set forth in this Agreement, and agree to cause any party to whom the Trust and/or the Distributor may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

          (c) The Trust and the Distributor agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any of the customers of the Company or the customers of any of the Company's subsidiaries affiliates or licensees; the Trust and the Distributor further agree to cause any party to whom the Trust and/or the Distributor may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this paragraph.

     12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.6 This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

     12.7 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.8 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

     12.9 The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Funds of the Trust or may amend other applicable terms of this Agreement.

     12.10 The Trust has filed a Certificate of Trust with the Secretary of State of the State of Delaware. The Company acknowledges that the obligations of or arising out of the Trust's Declaration of Trust are not binding upon any of the Trust's Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Fund on whose behalf the Trust has executed this instrument. The Company also agrees that the obligations of each Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Fund for the obligations of another Fund.

     12.11 Except as otherwise expressly provided in this Agreement, neither the Trust nor the Distributor nor any affiliate thereof shall use any trademark, trade name, service mark or logo of the Company or any of its affiliates, or any variation of any such trademark, trade name service mark or logo, without the Company's prior consent, the granting of which shall be at the Company's sole option. Except as otherwise expressly provided in this Agreement, neither the Company nor any affiliate thereof shall use any trademark, trade name, service mark or logo of the Trust or of the Distributor, or any variation of any such trademark, trade name, service mark or logo, without the prior consent of either the Trust or of the Distributor, as appropriate, the granting of which shall be at the sole option of the Trust or of the Distributor, as applicable.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 1st day of January, 2007.

WELLS FARGO FUNDS DISTRIBUTOR, LLC


By: /s/ Cara Peck
    ------------------------------------
Name: Cara Peck
Title: President
Date: January 29, 2007


WELLS FARGO VARIABLE TRUST


By: /s/ C. David Messman
    ------------------------------------
Name: C. David Messman
Title: Secretary
Date: January 30, 2007

RIVERSOURCE LIFE INSURANCE CO. OF          Attest:
NEW YORK

By: /s/ Patrick H. Carey III               By: /s/ Betsy Hannum
    ------------------------------------       -------------------------------
Name: Patrick H. Carey III                 Name: Betsy Hannum
Title: Vice President                      Title: Assistant Secretary
Date: February 5, 2007


RIVERSOURCE DISTRIBUTORS, INC.             Attest:


By: /s/ Patrick H. Carey III               By: /s/ Betsy Hannum
    ------------------------------------       -------------------------------
Name: Patrick H. Carey III                 Name: Betsy Hannum
Title: Vice President                      Title: Assistant Secretary
Date: February 5, 2007

                                  SCHEDULE A

                        SEPARATE ACCOUNTS AND CONTRACTS
                    SUBJECT TO THE PARTICIPATION AGREEMENT
                    --------------------------------------

Separate Account:   RiverSource of New York Variable Annuity Account
                    Established April 17, 1996;

                    RiverSource of New York Account 4 Established March 29,
                    2001; and

                    RiverSource of New York Account 8 Established September
                    12, 1985.

Contracts:          RiverSource Retirement Advisor 4 Advantage(SM) Variable
                    Annuity; Contract Form Number 139482

                    RiverSource Retirement Advisor 4 Select(SM) Variable
                    Annuity; Contract Form Number 139483

                    RiverSource Retirement Advisor 4 Access(SM) Variable
                    Annuity Contract Form Number 139484

                    RiverSource Retirement Advisor Advantage Plus Variable
                    Annuity; Contract Form Number 31053A.

                    RiverSource Retirement Advisor Select Plus Variable
                    Annuity; Contract Form Number 139035A.

                    RiverSource Retirement Advisor Select(R) Variable Annuity;
                    Contract Form Numbers 139035, 139036, 139037, 139038.

                    RiverSource Retirement Advisor Advantage(R) Variable
                    Annuity (New York); Contract Form Numbers 31053, 31054,
                    31055-SEP, 31056-IRA.

                    RiverSource Retirement Advisor Variable Annuity (R) (New
                    York); Contract Form Numbers 31053, 31054, 31055-SEP,
                    31056-IRA.

                    IDS Life of New York Variable Retirement and Combination
                    Retirement Annuities; Contract Form Numbers 38379, 39182,
                    39183, 39181.

                    IDS Life of New York Employee Benefit Annuity; Contract
                    Form Numbers 38607 and 38611.

                    IDS Life of New York Flexible Annuity; Contract Form
                    Numbers 39191, 39192, and 39193.

                    IDS Life of New York Variable Universal Live IV and IDS
                    Life of New York Variable Universal Life IV - Estate
                    Series; Contract Form Number 39061C.

                    IDS Life of New York Succession Select(SM) Variable Life
                    Insurance; Contract Form Number 39090C.

                                  SCHEDULE B

                 FUNDS SUBJECT TO THE PARTICIPATION AGREEMENT
                 --------------------------------------------

Wells Fargo Advantage Asset Allocation Fund

Wells Fargo Advantage International Core Fund (previously Wells Fargo VT International Equity fund)

Wells Fargo Advantage Opportunity Fund (successor to Strong Opportunity II,
   Investor and Advisor Class)

Wells Fargo Advantage Small Cap Growth Fund

                                  SCHEDULE C

                   OTHER FUNDS AVAILABLE UNDER THE CONTRACTS
                   -----------------------------------------

RIVERSOURCE RETIREMENT ADVISOR 4 ADVANTAGE(SM) VARIABLE ANNUITY
RIVERSOURCE RETIREMENT ADVISOR 4 SELECT(SM) VARIABLE ANNUITY
RIVERSOURCE RETIREMENT ADVISOR 4 ACCESS(SM) VARIABLE ANNUITY
AIM V.I. Capital Appreciation Fund, Series II Shares
AIM V.I. Capital Development Fund, Series II Shares
AIM V.I. Financial Services Fund, Series II Shares
AIM V.I. Global Health Care Fund, Series II Shares
AIM V.I. International Growth Fund, Series II Shares
AllianceBernstein VPS Global Technology Portfolio (Class B)
AllianceBernstein VPS Growth and Income Portfolio (Class B)
AllianceBernstein VPS International Value Portfolio (Class B) AllianceBernstein VPS Large Cap Growth Portfolio (Class B)
American Century VP Mid Cap Value, Class II
American Century VP Ultra(R), Class II
American Century VP Value, Class II
Columbia High Yield Fund, Variable Series, Class B
Columbia Marsico Growth Fund, Variable Series
Columbia Marsico International Opportunities Fund, Variable Series
Credit Suisse Trust - Commodity Return Strategy Portfolio
Dreyfus Variable Investment Fund International Equity Portfolio, Service
   Shares
Dreyfus Variable Investment Fund International Value Portfolio, Service Shares Eaton Vance VT Floating-Rate Income Fund
Evergreen VA Fundamental Large Cap Fund - Class 2
Evergreen VA International Equity Fund - Class 2
Fidelity(R) VIP Contrafund(R) Portfolio Service Class 2
Fidelity(R) VIP Mid Cap Portfolio Service Class 2
Fidelity(R) VIP Overseas Portfolio Service Class 2
FTVIPT Franklin Real Estate Fund - Class 2
FTVIPT Franklin Small Cap Value Securities Fund - Class 2
FTVIPT Mutual Shares Securities Fund - Class 2
Goldman Sachs VIT Structured U.S. Equity Fund
Legg Mason Partners Variable Small Cap Growth Portfolio, Class II
MFS(R) Investors Growth Stock Series - Service Class
MFS(R) Total Return Series - Service Class
MFS(R) Utilities Series - Service Class
Neuberger Berman Advisers Management Trust International Portfolio (Class S) Neuberger Berman Advisers Management Trust Socially Responsive Portfolio
   (Class S)
Oppenheimer Global Securities Fund/VA, Service Shares
Oppenheimer Main Street Small Cap Fund/VA, Service Shares
Oppenheimer Strategic Bond Fund/VA, Service Shares

Oppenheimer Value Fund/VA, Service Shares
PIMCO VIT All Asset Portfolio, Advisor Share Class
RiverSource Variable Portfolio - Balanced Fund
RiverSource Variable Portfolio - Cash Management Fund
RiverSource Variable Portfolio - Core Bond Fund
RiverSource Variable Portfolio - Diversified Bond Fund
RiverSource Variable Portfolio - Diversified Equity Income Fund
RiverSource Variable Portfolio - Emerging Markets Fund
RiverSource Variable Portfolio - Fundamental Value Fund
RiverSource Variable Portfolio - Global Bond Fund
RiverSource Variable Portfolio - Global Inflation Protected Securities Fund RiverSource Variable Portfolio - Growth Fund
RiverSource Variable Portfolio - High Yield Bond Fund
RiverSource Variable Portfolio - Income Opportunities Fund
RiverSource Variable Portfolio - International Opportunity Fund
RiverSource Variable Portfolio - Large Cap Equity Fund
RiverSource Variable Portfolio - Large Cap Value Fund
RiverSource Variable Portfolio - Mid Cap Growth Fund
RiverSource Variable Portfolio - Mid Cap Value Fund
RiverSource Variable Portfolio - S&P 500 Index Fund
RiverSource Variable Portfolio - Select Value Fund
RiverSource Variable Portfolio - Short Duration U.S. Government Fund RiverSource Variable Portfolio - Small Cap Advantage Fund
RiverSource Variable Portfolio - Small Cap Value Fund
Van Kampen Life Investment Trust Comstock Portfolio, Class II Shares
Van Kampen UIF Global Real Estate Portfolio, Class II
Shares Van Kampen UIF Mid Cap Growth Portfolio - Class II
Shares Wanger International Small Cap
Wanger U.S. Smaller Companies

RIVERSOURCE RETIREMENT ADVISOR SELECT PLUS(R) VARIABLE ANNUITY
RIVERSOURCE RETIREMENT ADVISOR ADVANTAGE PLUS(R) VARIABLE ANNUITY
AIM V.I. Capital Appreciation Fund, Series II Shares
AIM V.I. Capital Development Fund, Series II Shares
AIM V.I. Financial Services Fund, Series I Shares (Previously INVESCO VIF -
   Financial Services Fund, Series I Shares)
AIM V.I. Technology Fund, Series I Shares (Previously INVESCO VIF - Technology
   Fund, Series I Shares)
AllianceBernstein VP Growth and Income Portfolio (Class B)
AllianceBernstein VP International Value Portfolio (Class B)
American Century(R) VP International, Class II
American Century(R) VP Value, Class II
Calvert Variable Series, Inc. Social Balanced Portfolio
Columbia High Yield Fund, Variable Series, Class B
Evergreen VA International Equity Fund - Class 2

Fidelity(R) VIP Growth & Income Portfolio Service Class 2
Fidelity(R) VIP Mid Cap Portfolio Service Class 2
Fidelity(R) VIP Overseas Portfolio Service Class 2
FTVIPT Franklin Real Estate Fund - Class 2
FTVIPT Franklin Small Cap Value Securities Fund - Class 2
FTVIPT Mutual Shares Securities Fund - Class 2
Goldman Sachs VIT CORE(SM) U.S. Equity Fund
Goldman Sachs VIT Mid Cap Value Fund
Lazard Retirement International Equity Portfolio
MFS(R) Investors Growth Stock Series - Service Class
MFS(R) New Discovery Series - Service Class
MFS(R) Total Return Series - Service Class
MFS(R) Utilities Series - Service Class
Oppenheimer Global Securities Fund/VA, Service Shares
Oppenheimer Main Street Small Cap Fund/VA, Service Shares
Oppenheimer Strategic Bond Fund/VA, Service Shares
Putnam VT Health Sciences Fund - Class IB Shares
Putnam VT International Equity Fund - Class IB Shares
Putnam VT Vista Fund - Class IB Shares
RiverSource(SM) Variable Portfolio - Balanced Fund
RiverSource(SM) Variable Portfolio - Cash Management Fund
RiverSource(SM) Variable Portfolio - Core Bond Fund
RiverSource(SM) Variable Portfolio - Diversified Bond Fund
RiverSource(SM) Variable Portfolio - Diversified Equity Income Fund RiverSource(SM) Variable Portfolio - Emerging Markets Fund
RiverSource(SM) Variable Portfolio - Global Bond Fund
RiverSource(SM) Variable Portfolio - Global Inflation Protected Securities
   Fund
RiverSource(SM) Variable Portfolio - Growth Fund
RiverSource(SM) Variable Portfolio - High Yield Bond Fund
RiverSource(SM) Variable Portfolio - Income Opportunities Fund
RiverSource(SM) Variable Portfolio - International Opportunity Fund RiverSource(SM) Variable Portfolio - Large Cap Equity Fund
RiverSource(SM) Variable Portfolio - Large Cap Value Fund
RiverSource(SM) Variable Portfolio - Mid Cap Growth Fund
RiverSource(SM) Variable Portfolio - New Dimensions Fund(R)
RiverSource(SM) Variable Portfolio - S&P 500 Index Fund
RiverSource(SM) Variable Portfolio - Select Value Fund
RiverSource(SM) Variable Portfolio - Short Duration U.S. Government Fund RiverSource(SM) Variable Portfolio - Small Cap Advantage Fund
RiverSource(SM) Variable Portfolio - Small Cap Value Fund
RiverSource(SM) Variable Portfolio - Strategy Aggressive Fund
Van Kampen Life Investment Trust Comstock Portfolio, Class II Shares Wanger International Small Cap
Wanger U.S. Smaller Companies

RIVERSOURCE RETIREMENT ADVISOR ADVANTAGE(R) VARIABLE ANNUITY
RIVERSOURCE RETIREMENT ADVISOR SELECT VARIABLE ANNUITY(R)
AIM V.I. Capital Appreciation Fund, Series II Shares
AIM V.I. Capital Development Fund, Series II Shares
AIM V.I. Dynamics Fund, Series I Shares (previously INVESCO VIF -Dynamics
   Fund, Series I Shares)
AIM V.I. Financial Services Fund, Series I Shares (previously INVESCO VIF -
   Financial Services Fund, Series I Shares)
AIM V.I. Technology Fund, Series I Shares (previously INVESCO VIF - Technology
   Fund, Series I Shares)
AllianceBernstein VP Growth and Income Portfolio (Class B)
AllianceBernstein VP International Value Portfolio (Class B)
American Century(R) VP International, Class II
American Century(R) VP Value, Class II
Calvert Variable Series, Inc. Social Balanced Portfolio
Evergreen VA Fundamental Large Cap Fund - Class 2 (previously Evergreen VA
   Growth and Income Fund - Class 2)
Fidelity(R) VIP Growth & Income Portfolio Service Class 2
Fidelity(R) VIP Mid Cap Portfolio Service Class 2
Fidelity(R) VIP Overseas Portfolio Service Class 2
FTVIPT Franklin Real Estate Fund - Class 2
FTVIPT Franklin Small Cap Value Securities Fund - Class 2
FTVIPT Mutual Shares Securities Fund - Class 2
Goldman Sachs VIT CORE(SM) U.S. Equity Fund
Goldman Sachs VIT Mid Cap Value Fund
Janus Aspen Series Global Technology Portfolio: Service Shares
Janus Aspen Series International Growth Portfolio: Service Shares
Lazard Retirement International Equity Portfolio
MFS(R) Investors Growth Stock Series - Service Class
MFS(R) New Discovery Series - Service Class
MFS(R) Utilities Series - Service Class
Oppenheimer Global Securities Fund/VA, Service Shares
Oppenheimer Main Street Small Cap Fund/VA, Service Shares
Oppenheimer Strategic Bond Fund/VA, Service Shares
Pioneer Equity Income VCT Portfolio - Class II Shares
Pioneer Europe VCT Portfolio - Class II Shares
Putnam VT Health Sciences Fund - Class IB Shares
Putnam VT International Equity Fund - Class IB Shares
Putnam VT Vista Fund - Class IB Shares
RiverSource(SM) Variable Portfolio - Balanced Fund
RiverSource(SM) Variable Portfolio - Cash Management Fund
RiverSource(SM) Variable Portfolio - Core Bond Fund
RiverSource(SM) Variable Portfolio - Diversified Bond Fund
RiverSource(SM) Variable Portfolio - Diversified Equity Income Fund RiverSource(SM) Variable Portfolio - Emerging Markets Fund

RiverSource(SM) Variable Portfolio - Global Bond Fund
RiverSource(SM) Variable Portfolio - Global Inflation Protected Securities
   Fund
RiverSource(SM) Variable Portfolio - Growth Fund
RiverSource(SM) Variable Portfolio - High Yield Bond Fund
RiverSource(SM) Variable Portfolio - Income Opportunities Fund
RiverSource(SM) Variable Portfolio - International Opportunity Fund RiverSource(SM) Variable Portfolio - Large Cap Equity Fund
RiverSource(SM) Variable Portfolio - Large Cap Value Fund
RiverSource(SM) Variable Portfolio - Mid Cap Growth Fund
RiverSource(SM) Variable Portfolio - Mid Cap Value Fund
RiverSource(SM) Variable Portfolio - New Dimensions Fund(R)
RiverSource(SM) Variable Portfolio - S&P 500 Index Fund
RiverSource(SM) Variable Portfolio - Select Value Fund
RiverSource(SM) Variable Portfolio - Short Duration U.S. Government Fund RiverSource(SM) Variable Portfolio - Small Cap Advantage Fund
RiverSource(SM) Variable Portfolio - Small Cap Value Fund
RiverSource(SM) Variable Portfolio - Strategy Aggressive Fund
Wanger International Small Cap
Wanger U.S. Smaller Companies

RIVERSOURCE RETIREMENT ADVISOR VARIABLE ANNUITY(R)
AIM V.I. Capital Appreciation Fund, Series I Shares
AIM V.I. Capital Development Fund, Series I Shares AllianceBernstein VP Growth and Income Portfolio (Class B) AllianceBernstein VP International Value Portfolio (Class B) American Century(R) VP International, Class I
American Century(R) VP Value, Class I
Calvert Variable Series, Inc. Social Balanced Portfolio
Credit Suisse Trust - Mid-Cap Growth Portfolio
Fidelity(R) VIP Growth & Income Portfolio Service Class Fidelity(R) VIP Mid Cap Portfolio Service Class
Fidelity(R) VIP Overseas Portfolio Service Class
FTVIPT Franklin Real Estate Fund - Class 2
FTVIPT Franklin Small Cap Value Securities Fund - Class 2
FTVIPT Templeton Foreign Securities Fund - Class 2
Goldman Sachs VIT CORE(SM) Small Cap Equity Fund
Goldman Sachs VIT CORE(SM) U.S. Equity Fund
Goldman Sachs VIT Mid Cap Value Fund
Janus Aspen Series Global Technology Portfolio: Service Shares Janus Aspen Series International Growth Portfolio: Service Shares Janus Aspen Series Mid Cap Growth Portfolio: Service Shares Lazard Retirement International Equity Portfolio
MFS(R) Investors Growth Stock Series - Service Class
MFS(R) New Discovery Series - Service Class
MFS(R) Utilities Series - Service Class

Oppenheimer Global Securities Fund/VA, Service Shares
Oppenheimer Main Street Small Cap Fund/VA, Service Shares
Oppenheimer Strategic Bond Fund/VA, Service Shares
Putnam VT International New Opportunities Fund - Class IB Shares
Putnam VT Vista Fund - Class IB Shares
RiverSource(SM) Variable Portfolio - Balanced Fund
RiverSource(SM) Variable Portfolio - Cash Management Fund
RiverSource(SM) Variable Portfolio - Core Bond Fund
RiverSource(SM) Variable Portfolio - Diversified Bond Fund
RiverSource(SM) Variable Portfolio - Diversified Equity Income Fund RiverSource(SM) Variable Portfolio - Emerging Markets Fund
RiverSource(SM) Variable Portfolio - Global Bond Fund
RiverSource(SM) Variable Portfolio - Global Inflation Protected Securities
   Fund
RiverSource(SM) Variable Portfolio - Growth Fund
RiverSource(SM) Variable Portfolio - High Yield Bond Fund
RiverSource(SM) Variable Portfolio - Income Opportunities Fund
RiverSource(SM) Variable Portfolio - International Opportunity Fund RiverSource(SM) Variable Portfolio - Large Cap Equity Fund
RiverSource(SM) Variable Portfolio - Large Cap Value Fund
RiverSource(SM) Variable Portfolio - Mid Cap Growth Fund
RiverSource(SM) Variable Portfolio - Mid Cap Value Fund
RiverSource(SM) Variable Portfolio - New Dimensions Fund(R)
RiverSource(SM) Variable Portfolio - S&P 500 Index Fund
RiverSource(SM) Variable Portfolio - Select Value Fund
RiverSource(SM) Variable Portfolio - Short Duration U.S. Government Fund RiverSource(SM) Variable Portfolio - Small Cap Advantage Fund
RiverSource(SM) Variable Portfolio - Strategy Aggressive Fund
Royce Micro-Cap Portfolio
Third Avenue Value Portfolio
Wanger International Small Cap
Wanger U.S. Smaller Companies

IDS LIFE OF NEW YORK VARIABLE UNIVERSAL LIFE IV
IDS LIFE OF NEW YORK VARIABLE UNIVERSAL LIFE IV - ESTATE SERIES
IDS LIFE OF NEW YORK SUCCESSION SELECT VARIABLE LIFE INSURANCE
AIM V.I. Capital Appreciation Fund, Series II Shares
AIM V.I. Capital Development Fund, Series II Shares
AIM V.I. Dynamics Fund, Series I Shares (Previously INVESCO VIF -Dynamics
   Fund, Series I Shares)
AIM V.I. Financial Services Fund, Series I Shares (Previously INVESCO VIF -
   Financial Services Fund, Series I Shares)
AIM V.I. Technology Fund, Series I Shares (Previously INVESCO VIF - Technology
   Fund, Series I Shares)
AllianceBernstein VP Growth and Income Portfolio (Class B)
AllianceBernstein VP International Value Portfolio (Class B)

American Century(R) VP International, Class II
American Century(R) VP Value, Class II
Calvert Variable Series, Inc. Social Balanced Portfolio
Evergreen VA Fundamental Large Cap Fund - Class 2 (previously Evergreen VA
   Growth and Income Fund - Class 2)
Fidelity(R) VIP Growth and Income Portfolio Service Class 2
Fidelity(R) VIP Mid Cap Portfolio Service Class 2
Fidelity(R) VIP Overseas Portfolio Service Class 2
FTVIPT Franklin Real Estate Fund - Class 2
FTVIPT Franklin Small Cap Value Securities Fund - Class 2
FTVIPT Mutual Shares Securities Fund - Class 2
Goldman Sachs VIT CORE(SM) U.S. Equity Fund
Goldman Sachs VIT Mid Cap Value Fund
Janus Aspen Series Global Technology Portfolio: Service Shares
Janus Aspen Series International Growth Portfolio: Service Shares
Lazard Retirement International Equity Portfolio
MFS(R) Investors Growth Stock Series - Service Class
MFS(R) New Discovery Series - Service Class
MFS(R) Utilities Series - Service Class
Pioneer Equity Income VCT Portfolio - Class II Shares
Pioneer Europe VCT Portfolio - Class II Shares
Putnam VT Health Sciences Fund - Class IB Shares
Putnam VT International Equity Fund - Class IB Shares
Putnam VT Vista Fund - Class IB Shares
RiverSource(SM) Variable Portfolio - Balanced Fund
RiverSource(SM) Variable Portfolio - Cash Management Fund
RiverSource(SM) Variable Portfolio - Diversified Bond Fund
RiverSource(SM) Variable Portfolio - Diversified Equity Income Fund RiverSource(SM) Variable Portfolio - Emerging Markets Fund
RiverSource(SM) Variable Portfolio - Global Bond Fund
RiverSource(SM) Variable Portfolio - Growth Fund
RiverSource(SM) Variable Portfolio - High Yield Bond Fund
RiverSource(SM) Variable Portfolio - International Opportunity Fund RiverSource(SM) Variable Portfolio - Large Cap Equity Fund
RiverSource(SM) Variable Portfolio - Mid Cap Growth Fund
RiverSource(SM) Variable Portfolio - New Dimensions Fund(R)
RiverSource(SM) Variable Portfolio - S&P 500 Index Fund
RiverSource(SM) Variable Portfolio - Short Duration U.S. Government Fund RiverSource(SM) Variable Portfolio - Small Cap Advantage Fund
RiverSource(SM) Variable Portfolio - Small Cap Value Fund
RiverSource(SM) Variable Portfolio - Strategy Aggressive Fund
Wanger International Small Cap
Wanger U.S. Smaller Companies

IDS LIFE OF NEW YORK VARIABLE RETIREMENT AND COMBINATION RETIREMENT ANNUITIES

IDS LIFE OF NEW YORK EMPLOYEE BENEFIT ANNUITY
IDS LIFE OF NEW YORK FLEXIBLE ANNUITY
AllianceBernstein VP Growth and Income Portfolio (Class B)
RiverSource(SM) Variable Portfolio - Balanced Fund
RiverSource(SM) Variable Portfolio - Cash Management Fund
RiverSource(SM) Variable Portfolio - Diversified Bond Fund
RiverSource(SM) Variable Portfolio - Diversified Equity Income Fund RiverSource(SM) Variable Portfolio - Global Bond Fund
RiverSource(SM) Variable Portfolio - Growth Fund
RiverSource(SM) Variable Portfolio - High Yield Bond Fund
RiverSource(SM) Variable Portfolio - International Opportunity Fund RiverSource(SM) Variable Portfolio - Large Cap Equity Fund
RiverSource(SM) Variable Portfolio - Mid Cap Growth Fund
RiverSource(SM) Variable Portfolio - New Dimensions Fund(R)
RiverSource(SM) Variable Portfolio - Strategy Aggressive Fund


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                                  SCHEDULE D

                                RULE 12b-1 PLAN
                                ---------------

COMPENSATION SCHEDULE
---------------------

     Each Fund named below shall pay the following amounts pursuant to the terms and conditions referenced below under the Wells Fargo Variable Trust Distribution Plan adopted under Rule 12b-1, stated as a percentage per year of the average daily net assets represented by Eligible Shares (defined below) held by the Company for its Separate Accounts.

VARIABLE TRUST FUNDS                            12b-1 FEE
--------------------                            ---------
Wells Fargo Advantage Asset Allocation Fund       0.25%
Wells Fargo Advantage International Core Fund     0.25%
Wells Fargo Advantage Opportunity Fund            0.25%
Wells Fargo Advantage Small Cap Growth Fund       0.25%

AGREEMENT PROVISIONS
--------------------

     If the Company, on behalf of any Separate Account, purchases Fund shares ("Eligible Shares") which are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

     To the extent the Company or its affiliates (including without limitation, Insurance Underwriter), agents or designees (collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Distributor, the Trust or their affiliates (collectively, "we") shall pay Insurance Underwriter a Rule 12b-1 fee at the rate set forth above. "Rule 12b-1 Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Fund, coordinating responses to Contract Owner inquiries regarding the Funds, maintaining such accounts or providing such other enhanced services as a Fund or Contract may require, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees shall be based on the value of Eligible Shares owned by the Company on behalf of its Separate Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The Rule 12b-1 fee will be paid to Insurance Underwriter monthly within thirty (30) days after Distributor's receipt of your invoice.


                                      54

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     You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

     The Plan and provisions of any agreement relating to such Plan must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the Plan or any related agreement ("Qualified Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Qualified Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days' written notice, without payment of any penalty. Continuation of the Plan is conditioned on Qualified Trustees being ultimately responsible for selecting and nominating any new Qualified Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to the Plan have a duty to furnish such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue the Plan or the provisions of any agreement relating to such Plan from year-to-year only if, based on certain legal considerations, the Trustees (including a majority of the Qualified Trustees) are able to conclude that the Plan will benefit each affected Fund and class. Absent such yearly determination, the Plan must be terminated as set forth above. In the event of the termination of the Plan for any reason, the provisions of this Schedule D relating to the Plan will also terminate. In accordance with the terms of the Agreement to which this Schedule D is attached, and subject to the continuation of the Plan, this fee will continue to be due and payable notwithstanding termination of the Agreement with respect to shares attributable to Existing Contracts as defined in Section 10.4 of the Agreement.


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